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                                                                   EXHIBIT 10.20

                                PROMISSORY NOTE


$1,456,103                                                         March 2, 1998

        For value received, NAB Asset Corporation (the "Maker"), a Texas corporation, promises to pay to the order of Charles E. Bradley, Jr. (the "Holder") the principal amount of One Million Four Hundred Fifty-six Thousand One Hundred Three Dollars ($1,456,103) in accordance with the terms of this Note.

        1.  Background.  This Note (i) is one of the Notes referred to in a
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certain Stock Purchase Agreement (the "Agreement") dated February 24, 1998 among the Maker, Charles E. Bradley, Charles E. Bradley, Jr. and John G. Poole, (ii) is issued for the consideration recited therein and (iii) is subject to the terms and provisions thereof, including without limitation, Section 1.3(c) thereof concerning possible reduction of the principal hereof, Section 1.4 thereof concerning mandatory prepayment of this Note under certain circumstances, Section 1.5 thereof concerning pro rata payment of the Notes and
Section 8.4 thereof concerning setoff rights of the Maker.

        2.  Payment of Principal.  The principal of this Note shall be payable
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in full on the fifth anniversary of the date hereof.

        3.  Interest.  The unpaid principal of this Note outstanding from time
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to time shall bear interest, beginning as of the date hereof, at an annual rate of seven percent (7%), computed on the basis of a 365-day year and continuing until the principal hereof is repaid in full. On each anniversary of the date of this Note which occurs prior to the payment in full of the principal of this Note, the Maker shall make a payment of interest under this Note in an amount equal to the lesser of (i) the amount calculated pursuant to the first sentence of this numbered paragraph 3 or (ii) $25,732. On the date on which the principal of this Note is paid in full, the Maker shall pay the balance, if any, of the accrued and unpaid interest under this Note, calculated after giving effect to any reduction in the principal of this Note made pursuant to Section 1.3(c) of the Agreement. In addition, if the principal of this Note is paid in full on a date other than the fifth anniversary of the date hereof, interest shall also be payable on the date of such principal payment.

        4.  Prepayments.  The Maker may prepay this Note in whole or, from time
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to time, in part without penalty or premium. Reference is made to Section 1.4 of the Agreement concerning mandatory prepayment of the Note under certain circumstances.

        5.  Place of Payments.  All payments of principal and interest under
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this Note shall be made to the order of Holder at the address specified in numbered paragraph 13 hereof.

        6.  Default; Acceleration.  Maker agrees that:
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        (i)   if any installment of interest under this Note shall not be paid when it is due and payable and such failure to pay is not cured within fifteen (15) days after notice from Holder of such failure to pay; or

        (ii) if Maker shall suffer or permit the filing by or against the Maker of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law (and, in the case of an involuntary proceeding the same is not dismissed within 30 days), make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of Maker's property, or

        (iii) if the Maker shall sell all or substantially all of its assets in a single transaction or a series of related transactions, or

        (iv)  if the Maker's corporate existence terminates,
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then, upon the happening of any such event (specified in items (i), (ii), (iii)
and (iv), above), the entire indebtedness and accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice, demand, presentment or any other formalities.

        7.   Cost of Collection.  The Maker shall reimburse the Holder for all
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reasonable costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amounts due hereunder.

        8.   Loss, Theft, Destruction or Mutilation of Note.  Upon receipt by
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the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new note of like tenor in lieu of this Note. Any note made and delivered in accordance with the provision of this paragraph shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

        9.   Governing Law.  This Note shall be construed in accordance with and
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governed by the laws of the State of California, without regard to principles of conflicts of laws.

        10.  Successors and Assigns.  All the covenants, stipulations, promises
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and agreements contained in this Note by or on behalf of the Maker or the Holder and all rights of the Maker or the Holder contained in this Note shall bind or inure to their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

        11.  Cumulative Remedies.  No course of dealing, or any delay or
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omission of the Holder to exercise any right or power hereunder (including, without limitation, any right or power arising from any default or failure of performance of the Maker), shall exhaust, impair, waive or otherwise prejudice any such right or power or prevent its exercise. Every right and remedy given to the Holder hereunder, by any and all agreements executed and delivered in connection herewith or by law may be exercised from time to time as often as the Holder may deem expedient. No waiver by the Holder of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

        12.  Headings.  The headings of the paragraphs of this Note are inserted
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for convenience only and shall not be deemed to constitute a part hereof.

        13.  Notices.  All notices, requests, demands and other communications
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hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

             (a)  If to Maker:

                  NAB Asset Corporation
                  2 Ada
                  Irvine, CA 92618

                  Attention: President
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             (b)  If to Holder:

                  Charles E. Bradley, Jr.
                  c/o Consumer Portfolio Services, Inc.
                  2 Ada
                  Irvine, CA 92618

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

        IN WITNESS WHEREOF, the Maker has signed this Note by a duly authorized officer and dated it as of the day and year first above written.


                                       NAB ASSET CORPORATION


                                       By:     /s/ Alan Ferree
                                           ----------------------------------
                                       Name:   Alan Ferree
                                            ---------------------------------
                                       Title:  Senior Vice President
                                              -------------------------------